Exhibit 10.1
[**] Certain information has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of August 29, 2022, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, VA 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time including Oxford in its capacity as a Lender and OXFORD FINANCE CREDIT FUND III, LP, by its manager Oxford Finance Advisors, LLC (“Credit Fund”; each a “Lender” and collectively, the “Lenders”), LEXICON PHARMACEUTICALS, INC. (“Parent”) and LEXICON PHARMACEUTICALS (NEW JERSEY), INC. (“Lex-NJ”), each a Delaware corporation with offices located at 2445 Technology Forest Blvd., 11th Floor, The Woodlands, TX 77381 (Parent and Lex-NJ, individually and collectively, jointly and severally, “Borrower”).

RECITALS

WHEREAS, Collateral Agent, Borrower and the Lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, “Lenders”) have entered into that certain Loan and Security Agreement, dated as of March 17, 2022 (as amended, supplemented or otherwise modified from time to time, collectively, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and

WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1.Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.The following defined terms in Section 13.1 of the Agreement hereby are amended and restated in their entireties to read as follows:

“Second Draw Period” is, following Borrower’s achievement of the Sotagliflozin NDA Milestone (the achievement of which Collateral Agent hereby confirms), the period commencing December 1, 2022 and ending on the earlier of (i) December 31, 2022; and (ii) the occurrence of an Event of Default; provided, however, that the Second Draw Period shall not commence if an Event of Default has occurred and is continuing.

3.Limitation of Amendment.

a.The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect.

4.To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

a.Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

b.Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any material order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

e.The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made and filings required to perfect the security interest of the Collateral Agent in the Collateral; and

f.This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment.

6.As a condition to the effectiveness of this Amendment, Collateral Agent shall have received, in form and substance satisfactory to Collateral Agent, the following:

a.this Amendment, duly executed by Borrower;

b.an amendment fee of [**], which may be debited (or ACH’d) from the Designated Deposit Account in accordance with the Loan Agreement;

c.all reasonable Lender Expenses incurred through the date of this Amendment, which may be debited (or ACH’d) from the Designated Deposit Account in accordance with the Loan Agreement; and

d.such other documents, and completion of such other matters, as Collateral Agent may reasonably deem necessary or appropriate.

7.This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

8.Section 11 of the Loan Agreement (Choice of Law, Venue and Jury Trial Waiver) is incorporated herein by this reference as though set forth in full.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Loan Agreement to be executed as of the date first set forth above.

BORROWER: LEXICON PHARMACEUTICALS, INC.

By: __________________________________________
Name: Jeffrey L. Wade
Title: President and Chief Financial Officer
LEXICON PHARMACEUTICALS (NEW JERSEY), INC. By: __________________________________________ Name: Jeffrey L. Wade Title: President and Chief Financial Officer
COLLATERAL AGENT OXFORD FINANCE LLC

By: _________________________________________
Name: Colette H. Featherly
Title: Senior Vice President

[Signature Page to First Amendment to Loan and Security Agreement]